EXHIBIT 16.2

FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

TRI-ATRIA

32255 NORTHWESTERN HIGHWAY, SUITE 298

FARMINGTON HILLS, MICHIGAN 48334

(248) 626-2400

FAX: (248) 626-4298

May 7, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20649

We have read Item 4 of the amended 8-K dated May 6, 2003 of Trading Solutions.com, Inc. and are in agreement with the revised statements contained therein.

Sincerely,

/s/ Freedman & Goldberg CPA's, P.C.

Freedman & Goldberg CPA's, P.C.